UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POWER AIR CORPORATION
(Exact name of issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0433974 (I.R.S. Employer Identification No.)

4777 Bennett Drive, Suite E, Livermore, California 94551
Telephone: (925) 960-8777
(Address of Principal Executive Offices and Zip Code)
2006 Stock Incentive Plan
(Full Title of Plan)

Remy Kozak
President, Chief Executive Officer and Principal Executive Officer
4777 Bennett Drive, Suite E, Livermore, California 94551
Telephone: (925) 960-8777
(Name and address of agent for service)
Telephone: (925) 960-8777
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:
Thomas J. Deutsch, Esq.
Lang Michener LLP
Barristers and Solicitors
1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7
Telephone: (604) 689-9111

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common Shares	4,000,000 Common Shares	$0.85 Per Common Share	$3,400,000	$363.80

  This registration statement covers shares of our common stock, par value $0.001 per share, issuable pursuant to stock options and other equity incentive awards under our 2006 Stock Incentive Plan (the "2006 Stock Incentive Plan").

  This registration statement shall also cover an indeterminable number of additional common shares which may become issuable under the 2006 Stock Incentive Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding common shares.

  The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon: (i) the average exercise price of $0.65 per common share of outstanding options to purchase 2,750,000 common shares that have been issued to date pursuant to our 2006 Stock Incentive Plan; and (ii) the average of the bid and asked price of our common stock on June 27, 2006, being $1.29 per common share, with respect of the balance of the 1,250,000 common shares that have been reserved for issuance pursuant to awards that may be granted under our 2006 Stock Incentive Plan.

  The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of common shares to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under Securities Act of 1933, as amended.

Part I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Reoffer Prospectus: The material that follows Item 2, beginning on Page P-1 through P-29, up to but not including Part II of this Registration Statement, beginning on Page II-1, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares which are deemed to be "control securities" or "restricted securities" under the Securities Act that have been acquired by the selling shareholders named in the reoffer prospectus.

Item 1.            Plan Information.

Power Air Corporation ("We", "us", "our company" or "Power Air") will provide each participant (the "Recipient") with documents that contain information related to our 2006 Stock Incentive Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.            Registrant Information and Employee Plan Annual Information.*

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice. The statement will include the address and telephone number to which any requests for documents should be directed.

  Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

__________

I - 1

REOFFER PROSPECTUS

Power Air Corporation
4777 Bennett Drive, Suite E, Livermore, California 94551

2,000,000 Common Shares

This reoffer prospectus relates to 2,000,000 shares of our common stock, par value $0.001 per common share, that may be offered and resold from time to time by certain eligible participants and existing selling shareholders in our 2006 Stock Incentive Plan (the "2006 Stock Incentive Plan") identified in this prospectus for their own account. Eligible participants in our 2006 Stock Incentive Plan consist of employees, directors, officers and consultants of our company or its related entities. Selling shareholders consist and will consist of those eligible participants who are affiliates of our company (as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act")). It is anticipated that the selling shareholders will offer common shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling shareholders will be borne by us.

The common shares of common stock will be issued pursuant to awards granted under our 2006 Stock Incentive Plan and will be "control securities" under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by selling shareholders on a continuous or delayed basis to the public without restriction.

The selling shareholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the OTC Bulletin Board under the symbol "PWAC" On June 27, 2006, the last reported bid price of our common stock on such market was $1.29 per common share.

Investing in our common stock involves risks. See "Risk Factors" on page four of this reoffer prospectus. These are speculative securities.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

__________

PROSPECTUS SUMMARY

This summary highlights certain information found in greater detail elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under "Risk Factors" and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision. In addition, this prospectus summarizes other documents which we urge you to read.

All references in this prospectus to "Power Air," "we," "us," "our" or "our company" refer to Power Air Corporation and our consolidated subsidiaries.

Our Business

Through our wholly-owned subsidiary, Power Air Tech Inc. ("Power Air Tech"), a Delaware, corporation, we are the owner of an exclusive world-wide license for the development and commercialization of the zinc air fuel cell ("ZAFC") technology developed through an extensive joint collaboration effort with Lawrence Livermore National Laboratory ("LLNL") and the United States Department of Energy. Power Air Tech's license also provides us with exclusive world-wide rights to a second LLNL patent pertaining to a low-cost process for recovering zinc and converting it to pellet form for reuse in the ZAFC system. LLNL is a leading United States Government research and development facility located in Livermore, California.

Our ZAFC technology is a metal oxide fuel cell using simple physical chemistry. It uses a combination of atmospheric oxygen and zinc pellets in a liquid alkaline electrolyte mixture referred to as an "electrolyte" to generate electricity. The by-products from the chemical reaction are zinc oxide and potassium zincates. The electrolyte used in the ZAFC fuel cells is potassium hydroxide, a chemical which is readily available in commercial quantities. In operation the fuel cell consumes all of the zinc and quietly provides instantaneous stable electrical energy with zero greenhouse gas emissions.

Our objective is to commercialize the ZAFC technology to the stage where the technology can be incorporated into ZAFC products that can be manufactured and sold for use in power supply commercial applications. We have completed initial development work on a prototype zinc air fuel cells incorporating our technology. We plan to continue this development work in order to develop products incorporating our ZAFC technology that can commercially marketed to consumers. In pursing this objective, we plan to pursue strategic relationships with original equipment manufacturers ("OEMs") who would incorporate our ZAFC technology into fuel cell products to be manufactured and sold by the OEM.

We have determined to focus our initial development efforts on the design and development of one ZAFC product that we envision would be manufactured and marketed by an OEM. This initial ZAFC product will be a ZAFC based portable emergency generator designed for back-up or emergency use in homes and small businesses. We have developed prototype fuel cells using our ZAFC technology. In order to complete development of a commercial ZAFC product, we will have to complete the following phases of development:

  completion of product and program concepts;

  completion of the design, manufacture and testing of engineering prototypes;

  completion of the design, manufacture and testing of manufacturing prototypes; and

  pilot production of commercial products.

We anticipate that our working capital will be sufficient to enable us to complete the product and program concept phases, the design, manufacture and testing of engineering prototypes and the design of a manufacturing prototype. Our ability to complete the manufacture and testing of manufacturing prototypes and the pilot production of commercial products will require that we obtain additional financing. Accordingly, we will not be able to develop our first commercial product unless we obtain additional financing. We also have not yet entered into any strategic relationship with an OEM for the development and manufacturing of our initial product.

Our long-term goal is to be a commercially viable fuel cell company, powering low cost, silent, zero emission fuel cell based products developed with OEM partners for portable, stationary, light mobility and transportation markets. However, we have not yet completed the development of any products incorporating our ZAFC fuel cell technology that can be commercially marketed and sold. Further, we have not achieved any revenues to date and we do not anticipate achieving any revenues over the next twelve months. As a result, we are considered a development stage company. We will require substantial additional financing for us to achieve our business objectives.

Corporate Organization

We were incorporated under the laws of the State of Nevada on August 26, 2004 under the name "Fortune Partners, Inc." Paul D. Brock, a director, and Donald M. Prest, our Chief Financial Officer, each acquired 1,875,000 shares of our common stock at a price of $0.001 per share on September 9, 2004. Mr. Brock and Mr. Prest each paid a total purchase price of $500 for their shares.

We purchased the rights to four mineral claims in British Columbia, Canada in October 2004 from Teuton Resources Corp., an arms length company, for a cash purchase price of $10,000. The mineral claims cover approximately 1800 acres and are located in the Skeena Mining Division near Stewart, British Columbia. We continue to own these mineral claims. These rights are registered in the name of Paul D. Brock in trust for us pursuant to a declaration of trust dated November 29, 2004 wherein Mr. Brock declared that he holds a 100% undivided and legal, beneficial and registered in and to the mineral claims for us and that he will deliver registered title to our mineral claims to us upon our demand.

We entered into a share exchange agreement dated August 22, 2005 with Power Air Dynamics Limited ("Power Air Dynamics"; having recently changed its name to Aurora Global Energy Limited), Power Air Tech, HDH Group, LLC ("HDH Group") and Mr. H. Dean Haley. This share exchange agreement contemplated our acquisition of all of the issued and outstanding shares of Power Air Tech concurrent with the settlement of certain agreed upon claims and indebtedness of Power Air Tech and the completion of a private placement financing to provide financing to advance the business of Power Air Tech. Under the terms of this share exchange agreement, the following transactions were completed effective September 30, 2005:

  we acquired all of the issued and outstanding shares of Power Air Tech from Power Air Dynamics in consideration for the issuance of 14,693,423 shares;

  we issued 7,381,577 shares to the HDH Group at an agreed price of $0.5525 per share, in the following manner:

      4,545,456 shares in connection with Mr. Haley's ongoing commitment to build out a successful public company and to serve as our Executive Chairman after the closing of the share exchange agreement. As there was no contract in place for Mr. Haley at this time and there are no escrow provisions in place to restrict his ability to own such shares, we recorded a charge of $2,511,364 to operations as at September 30, 2005; and

      2,836,121 shares in connection with the agreement of Mr. Haley and HDH Group to accept such shares in complete satisfaction of all previous disputes, debts and/or services provided to Power Air Tech. A total of $1,567,961 was charged to operations of prior periods in respect of this stock issuance, as described in Note 8 of our consolidated financial statements for the year ended June 30, 2005;

  we issued an aggregate of 542,275 shares of our common stock to a substantial majority of the previous creditors of Power Air Tech in consideration of the agreement of each creditor to accept the shares in complete satisfaction of all previous debts and/or services provided by the creditor to Power Air Tech;

  we entered into employment contracts with Mr. Ceci and Mr. Kozak and a services contract with Stephen Williams and, pursuant to these three contracts, agreed to issue a total of 1,100,000 stock options at an exercise price of $0.65 per share exercisable for two years from the date of grant, which options were granted on April 1, 2006;

  Paul D. Brock and Donald M. Prest each returned 775,000 shares of common stock that had been issued to them on September 9, 2004, for an aggregate of 1,550,000, to treasury for cancellation effective at Closing;

  we appointed a new Board of Directors comprised of H. Dean Haley, Stephen Williams, Stephen Harrison, William J. Potter and Paul D. Brock;

  H. Dean Haley was appointed as our Executive Chairman and our Chief Operating Officer;

  we entered into a services agreement dated effective October 1, 2005 with Mr. Stephen Williams pursuant to which Mr. Williams was appointed as our President and Chief Executive Officer;

  we entered into a sales and marketing employment agreement dated effective October 3, 2005 with Mr. Donald Ceci pursuant to which Mr. Ceci was appointed as our Vice-President Sales and Marketing;

  we entered into a corporate development agreement dated effective October 3, 2005 with Mr. Remy Kozak pursuant to which Mr. Kozak was appointed as our Vice-President Corporate Development;

  we completed the private placement of an aggregate of 3,183,371 Units at a subscription price of $0.65 per Unit for total gross proceeds of $2,075,041 in satisfaction of the private placement condition precedent in the share exchange agreement. Each Unit was comprised of one share of our common stock and one Series A share purchase warrant. Donald M. Prest and certain of his family members participated in the September 2005 private placement transactions and own an aggregate of 210,000 shares and warrants to acquire and aggregate of 210,000 shares in the capital of the Company, as described under "Selling Shareholders".

We completed a further private placement of an aggregate of 1,090,532 Units at a subscription price of $0.65 per Unit for total gross proceeds of $708,845.80 on November 30, 2005. Each Unit was comprised of one share of our common stock and one Series A share purchase warrant.

We changed our name to Power Air Corporation effective on December 22, 2005 in order to reflect our acquisition of Power Air Tech and our new business focus.

We completed a further private placement of an aggregate of 15,385 Units at a subscription price of $0.65 per Unit for total gross proceeds of $10,000 on March 15, 2006. Each Unit was comprised of one share of our common stock and one Series A share purchase warrant.

Mr. Stephen Williams resigned as our President and Chief Executive Officer and as one of our directors on May 29, 2006. Mr. Remy Kozak, our present Vice-President Corporate Development, was appointed as our President and Chief Executive Officer on May 29, 2006.

Our principal business offices are located at 4777 Bennett Drive, Suite E, Livermore, California 94550, and our telephone number is (925) 960-8777.

Summary of Financial Data

The following consolidated financial data has been derived from and should be read in conjunction with: (i) our unaudited interim financial statements as at and for the six months ended March 31, 2006; and (ii) our audited financial statements for the transition period from June 30, 2005 to September 30, 2005 and for the years ended June 30, 2005 and 2004, together with the notes to these financial statements.

On September 30, 2005, we acquired all of the issued and outstanding shares of Power Air Tech. The acquisition has been accounted for as a reverse merger as the acquisition resulted in the former shareholders and creditors of Power Air Tech owning the majority of our issued and outstanding shares. Under the rules governing reverse acquisition accounting, the amounts presented in our financial statements prior to September 30, 2005 are those of Power Air Tech.

The financial year end of Power Air Tech was originally June 30. We have, however, elected to change the fiscal year end of Power Air Tech to September 30. As a result, we have included audited financial statements for the transition period from June 30, 2005 to September 30, 2005.

Balance Sheet Data

	As at March 31, 2006	As at September 30, 2005
	(Unaudited)	(Audited)
Cash and cash equivalents	$497,278	$1,040,998
Working capital	545,906	785,006
Total assets	714,297	1,062,963
Total liabilities	89,591	277,957
Total stockholders' equity	624,706	785,006

Statement of Operations Data

	Six Months Ended March 31, 2006	From inception until September 30, 2005
	(Unaudited)	(Audited)
Revenue	$ -	$ -
Operating expenses	(963,045)	(6,618,578)
Interest expense	-	(112,101)
Net loss	(963,045)	(6,730,679)

Directors and Executive Officers

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies.

H. Dean Haley, Executive Chairman, Chief Operating Officer and a director

Mr. Haley became our Executive Chairman, Chief Operating Officer and a director effective September 2005. Mr. Haley is the founder of the HDH Group, a technology acquisition and development company, based in New York and has been the Chairman and CEO of Power Air Tech, Inc. since 1999. Mr. Haley was a Division Vice President of Orange and Rockland Utilities, Inc. in New York from 1995 to 1999 and was the founder and President of Compass Resources, Inc. from 1996 to 1999 and a former Bechtel executive from 1980 to 1995. Mr. Haley has focused on acquiring/developing new technologies and technology companies offering products and services to the power and energy industries. Mr. Haley is not a director or officer of any other U.S. reporting company.

Remy Kozak, President, Chief Executive Officer, Principal Executive Officer and Vice-President Corporate Development

Mr. Kozak was appointed as our Vice-President Corporate Development effective September 2005. Mr. Kozak was subsequently appointed as our President, Chief Executive Officer and Principal Executive Officer on May 29, 2005. Mr. Kozak was previously "Entrepreneur in Residence" at iWorldGroup, a telecommunications incubator in Europe from 2001 to 2003 where he held the positions of chief operating officer and then chief technical officer of various businesses. Prior to that, Mr. Kozak was previously a partner of ARK eXecutives, a European interim management firm, from 2000 to 2002 where he contributed to the development and expansion of several businesses. Prior to ARK, Mr. Kozak worked for several years as a senior director with Global One Telecommunications in Brussels from 1997 to 2000. He holds an M.BA from the University of British Columbia and a B.A.Sc. (Honours) in Computer and Electronics Engineering from Simon Fraser University. Mr. Kozak is not a director or officer of any other U.S. reporting company.

Stephen Harrison, a director

Mr. Harrison became a director of our Company effective September 2005. He is a member of our Audit Committee. Mr. Harrison has over 25 years of experience in the financial services, funds management and accounting fields. He was an Australian Director for Investec Funds Management, a subsidiary of one of the world's largest fund management and private investment banking groups, from 2000 to 2003, and was previously Chairman of the Australian Investment Committee for that group. In addition, he previously held the position of sole Australian Director for the Australian subsidiary of Sanford C. Bernstein, a large US based fund manager, from 1998 to November 2001. Mr. Harrison holds a number of other directorships and senior management positions with companies across Australia. Mr. Harrison is not a director or officer of any other U.S. reporting company.

William J. Potter, a director

Mr. Potter became a director of our Company effective September 2005. He is a member of our Audit Committee. Mr. Potter is an investment/merchant banker with more than 30 years of experience. He has managed closed-end funds in the United States and Canada and served on the boards of more than 20 United States domiciled public companies, as well as numerous foreign-based companies. Over the past five years, he has been the Chairman of Meredith Financial Group from April 2004 and the President of Ridgewood Group International Ltd. from June 1996 to March 2004. His current directorships include the National Foreign Trade Council, the nation's oldest lobbying organization; Aberdeen Asset Management Limited; and Alexandria Bancorp, a banking subsidiary of Canadian money manager Guardian Capital Group. Mr. Potter received an A.B. degree from Colgate University and a M.B.A. degree from Harvard University. Mr. Potter is also a director of the following other U.S. reporting companies: Aberdeen Asia Pacific Income Fund Inc. (1986 to present); Aberdeen Australia Equity Fund Inc. (1985 to present); and Aberdeen Global Fund Inc. (1991 to present).

Paul D. Brock, a director

Paul D. Brock has served as a director of our Company since October 5, 2004. He had served as our President and Chief Executive Officer from October 5, 2004 to September 30, 2005. He is a member of our Audit Committee. Additionally, Mr. Brock is the President and Chairman of VendTek Systems Inc., a publicly traded company on the TSX Venture Exchange which develops and licenses e-Fresh software and related technologies for the electronic distribution of prepaid telecommunication and financial services, as well as the President of its subsidiaries VendTek Industries (Canada), VendTek Technologies (China) and VendTek Asia Pacific (Singapore). Mr. Brock has served as President of VendTek Systems Inc. from December 1988 to the present and devotes 35% of his time to his duties. Mr. Brock has been President of VendTek Systems Technologies (Beijing) Co. Ltd. from August 2003 to the present and devotes 40% of his time to his duties. Further, Mr. Brock has been a director of Now Prepay Corp. from 2001 to the present and devotes 5% of his time to Now Prepay Corp. VendTek's customers and its subsidiaries, Now Prepay Corp. (in Canada) and VendTek Systems Technologies (in China), are using e-Fresh software to build electronic, prepaid services networks which enable consumers to purchase prepaid services via POS and self-serve terminals connected to a central e-Fresh server. Now Prepay Corp. has created an electronic distribution network for electronic products and services such as prepaid cellular and prepaid long distance. Mr. Brock has also been the President of Bent Technologies Inc. from 1999 to the present and spends 10% of his time in that capacity. Bent Technologies Inc. is a private company engaged in International Business and Trade consulting, and provides a range of business services including consulting, international trade and business introductions. Mr. Brock has more than 10 years of international business, trade, sales and marketing experience and has spent the past three years in China where he has developed relationships and expertise in Chinese business culture. Mr. Brock has experience in public company management and reporting, investor relations and financing, including equity, special unit and convertible debenture financings. Mr. Brock is a graduate of the British Columbia Institute of Technology's Robotics and Automation Technology Program, a graduate of Simon Fraser University's Executive Management Development Program and a member in good standing of the professional association of the Applied Science Technologists of British Columbia since 1998. Mr. Brock is not a director or officer of any other U.S. reporting company.

Donald Ceci, Vice- President Sales and Marketing

Mr. Ceci became our Vice-President Sales and Marketing effective on October 3, 2005. Mr. Ceci has more than 20 years experience managing sales/marketing activities for high technology companies including IBM from 1974 to 1983, Philips from 1983 to 1987, Comdisco from 1987 to 1996, Ricoh from 1996 to 2000, and, most recently, Ballard Power Systems, Inc. from 2001 to 2005. Mr. Ceci joined Ballard in 2001 and, as the Director of Sales, was responsible for building the Sales and Service Organizations required to bring Transportation and Power Generation fuel cell based products to market. His experience and focus are in Business Plan and Distribution Development/Implementation, Business and Partner Development, Revenue Growth, and North American/ International sales team management. Mr. Ceci is not a director or officer of any other U.S. reporting company.

Donald M. Prest, Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

Donald M. Prest has served as our Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer since August 26, 2004, and ceased to be a director effective September 30, 2005. Mr. Prest was also President of our company from August 26, 2004 and resigned as President of our company on October 5, 2004 in place of Mr. Brock. Mr. Prest is an Assurance Partner of Manning Elliott LLP, Chartered Accountants, located in Vancouver, British Columbia, where he has been working since 1983. Manning Elliott LLP is a qualified audit firm under the Public Company Accounting Oversight Board (United States). Mr. Prest provides international tax planning and business advisory services for numerous Canadian and U.S. businesses. Mr. Prest started his career in 1983 upon graduating from the British Columbia Institute of Technology with a Diploma in Financial Management. Mr. Prest completed his Chartered Accountant's program in 1988, received his Chartered Accountant's designation in 1991 and his United States Certified Public Accountant's designation in 1997. Mr. Prest is not a director or officer of any other U.S. reporting company.

Significant Employees

Andy Turnbull, age 41, has served as our Director of Engineering since January 2006. Mr. Turnbull has 18 years of engineering and product development experience in power electronics, fuel cell, oil and gas, and power generation. Most recently Mr. Turnbull was at Xantrex Power from 2004 to 2005, where he was responsible for leading multi-functional teams from product development to launch. Previous to Xantrex, Mr. Turnbull worked for seven years at Ballard Power Systems from 1998 to 2004 where he headed a development team focused on fuel cell based back-up power products for the power generation industry. Mr. Turnbull is a P. Eng. and holds a B.A.Sc. in Electrical Engineering from Queen's University.

Audit Committee

We have an Audit Committee of our Board of Directors comprised of Messrs Harrison, Potter and Brock, each of whom is independent under applicable rules and regulations. Our Board of Directors has determined that Mr. Potter qualifies as an audit committee financial expert as defined in Item 401(e) of Regulation S-B.

Involvement in Certain Legal Proceedings

None of our directors, executive officers or control persons have been involved in any of the following events during the past five years:

    any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

    any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

    being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

    being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those that we do not know about or that we currently deem immaterial, also may adversely affect our business. The trading price of our shares of common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business

Because we are currently a development stage company, we have no products available for sale or use and may lack the financial resources needed to bring products to market.

We are in the development stage and we have not completed the development of any products incorporating our ZAFC technology that can be commercially sold. We will not achieve commercialization of our products until such time, if ever, that we complete further development of our technology and design of products that may be commercially marketed and sold. Our long-term viability growth and profitability will depend upon successful testing, approval and commercialization of products incorporating our technology resulting from our research and development activities. Adverse or inconclusive results in the development and testing of these products could significantly delay or ultimately preclude commercialization of our technology.

If we are unable to develop any commercially viable ZAFC fuel cell based products that can be marketed and sold, then we may not be able to achieve revenues and our business may fail.

We cannot guarantee that we will be able to develop commercially viable fuel cell based products on the timetable we anticipate, or at all. The commercialization of our fuel cell products requires substantial technological advances to improve the efficiency, functionality, reliability, cost and performance of these systems and products and to develop commercial volume manufacturing processes for these systems and products. We cannot guarantee that we will be able to internally develop the technology necessary for commercialization of our fuel cell products, or that we will be able to acquire or license the required technology from third parties. Developing the technology for high-volume commercialization requires substantial capital, and we cannot assure you that we will be able to generate or secure sufficient funding on terms acceptable to us to pursue our high-volume commercialization plans. In addition, before we release any product to market, we subject it to numerous field tests. These field tests may encounter problems and delays for a number of reasons, many of which are beyond our control. If these field tests reveal technical defects or reveal that our products do not meet performance goals, including useful life and reliability, our commercialization schedule could be delayed, and potential purchasers may decline to purchase our systems and products. Our inability to develop commercially viable fuel cell based products that can be marketed and sold will result in our inability to earn revenues and achieve profitability, with the result that our business may fail.

Because we have not earned any revenues from operations, all our capital requirements have been met through financing and it is not certain we will be able to continue to find financing to meet our operating requirements.

Notwithstanding the recent completion by us of our private placement financings, we will need to obtain additional financing in order to pursue our business plan. As of March 31, 2006, we had cash on hand of $497,278. Our business plan calls for significant expenses in connection with the development of our ZAFC business. Our capital requirements have been and will continue to be significant. We will be dependant on future financing to fund our research and development as well as other working capital requirements. We estimate that our current working capital will support its activities for no more than nine months. After that time we will need additional financing. We are currently anticipating further subscriptions for our common stock, but there can be no assurance that these subscriptions will be forthcoming or that they will result in sufficient capital for us to meet our current and expected working capital needs. It is not anticipated that any of our officers, directors or current shareholders will provide any significant portion of our future financing requirements. Furthermore, in the event that our plans change, our assumptions change or prove inaccurate, or our capital resources prove to be insufficient to fund operations, we could be required to seek additional financing sooner than currently anticipated, or in greater amounts than is currently anticipated. Any inability to obtain additional financing when needed would have a material adverse effect on us, including possibly requiring we to significantly curtail or possibly cease its operations. In addition, any future equity financing may involve substantial dilution to the Company's existing shareholders.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the period from inception to September 30, 2005 have been prepared assuming that we will continue as a going concern. We have incurred net losses since inception and, as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We have not earned any revenues and we have not achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the further commercialization of our ZAFC technology. These potential problems include, but are not limited to, unanticipated problems relating to costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.

We have never earned revenues and we have never been profitable. Prior to completing the commercialization of our ZAFC technology, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from the commercialization of our technology, our business will likely fail and you will lose your entire investment.

We have no strategic agreements in place.

A key component of our business plan is to enter into strategic relationships with OEMs with whom we would work to design and develop products incorporating our ZAFC technology that would be manufactured, marketed and sold by the OEMs. We currently have no commercialization or strategic partnership agreements in place to assist in the development and funding of additional prototypes. These agreements need to be completed as soon as reasonably possible. Our growth will depend, in large part, on such partnerships. If we are unable to develop and maintain these relationships, our ability to penetrate and compete successfully in the fuel cell market would be materially adversely affected, which would have a material adverse effect on our business, results of operations, financial condition and cash flows.

We could lose or fail to attract the personnel necessary to run our business.

Our success depends in large part on our ability to attract and retain key management, engineering, scientific, manufacturing and operating personnel. As we develop additional manufacturing capabilities and expand the scope of our operations, we will require more skilled personnel. Recruiting personnel for the fuel cell product industry is highly competitive. We cannot guarantee that we will be able to continue to attract and retain qualified executive, managerial and technical personnel needed for our business. Our failure to attract or retain qualified personnel could delay or result in our inability to complete our business plan for the commercialization of our ZAFC fuel cell technology.

Our directors may experience conflicts of interest which may detrimentally affect our profitability.

Certain directors and officers may be engaged in, or may in the future be engaged in, other business activities on their own behalf and on behalf of other companies and, as a result of these and other activities, such directors and officers may become subject to conflicts of interest, which could have a material adverse effect on our business.

A majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. The foregoing risks also apply to those experts identified in this prospectus that are not residents of the United States.

Because we have only recently commenced business operations, we may not be able to effectively manage the demands required of a new business in our industry.

We have never earned revenues and we have never been profitable. There can be no assurance that we will effectively execute our business plan or manage any growth of our business, or that our future operating and financial forecast will be met. Future development and operating results will depend on many factors, including access to adequate capital, the completion and regulatory approval of marketable products, the demand for our products, the level of product and price competition, our success in setting up and expanding distribution channels and whether we can control costs. Many of these factors are beyond our control. In addition, our future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in its industry, which is characterized by intense competition, rapid technological change, highly litigious competitors, potential product liability and significant regulation. If we are unable to address these matters, or any of them, then we may not be able to successfully implement our business plan for the commercialization of our ZAFC fuel cell technology or achieve revenues or profitability.

Because we have a history of losses and anticipate continued losses through our development stage, we may lack the financial stability required to continue operations.

Since inception we have suffered recurring losses. We have funded our operations through the issuance of common stock in order to meet our strategic objectives. We anticipate that our losses will continue until such time, if ever, as we are able to generate sufficient revenues to support our operations. Our ability to generate revenue primarily depends on our success in completing development and obtaining regulatory approvals for the commercial sale of the products under development. There can be no assurance that any such events will occur, that we will attain revenues from commercialization of our products or that we will ever achieve profitable operations.

Even if we are able to successfully develop products incorporating our ZAFC fuel cell technology, our inability successfully manufacture these products, either ourselves or through OEM's with whom we may enter into strategic relationships, would result in our inability to commercialize our technology and achieve revenues .

To successfully commercialize our ZAFC fuel cell technology, we must develop, either ourselves or through OEM's with whom we may enter into strategic relationships, the ability to manufacture our products in quantities in compliance with regulatory requirements and at an acceptable cost. We have no long-term experience in manufacturing products and could experience difficulties in development or manufacturing could impair our ability to successfully commercialize products incorporating our ZAFC fuel cell technology. Moreover, there can be no assurance that we or OEM's which whom we enter into strategic relationships will be successful in scaling up manufacturing operations sufficient to produce our products in sufficient volume and at acceptable manufacturing costs to generate market acceptance.

A mass market for our products may never develop or may take longer to develop than we anticipate.

Our fuel cell products represent emerging markets, and we do not know whether end-users will want to use them. The development of a mass market for our fuel cell products may be affected by many factors, some of which are beyond our control, including the emergence of newer, more competitive technologies and products, the future cost of fuels used by our systems, regulatory requirements, consumer perceptions of the safety of our products and related fuels, and consumer reluctance to buy a new product, any of which could have a material adverse effect on our business, results of operations, financial condition and cash flows. In the event that consumers do not demand our products or if the market for our products develops slower than we anticipate, then our ability to achieve significant revenues and profitability will be impaired or delayed.

We currently face and will continue to face significant competition.

As fuel cell products have the potential to replace existing power products, competition for our products will come from current power technologies, from improvements to current power technologies and from new alternative power technologies, including other types of fuel cells. Each of our target markets is currently serviced by existing manufacturers with existing customers and suppliers. Additionally, there are competitors working on developing technologies such as other types of fuel cells, advanced batteries and hybrid battery/internal combustion engines in each of our targeted markets. The fuel cell product market is becoming more competitive with products from many companies, many of which are larger with greater financial resources. Many large competitors may also eventually dominate the marketplace with access to significantly more financing than our Company. Across the United States, Canada, Europe and Japan, corporations, national laboratories and universities are actively engaged in the development and manufacture of fuel cell products and components. Each of these competitors has the potential to capture market share in each of our target markets. If competitors are able to introduce competing products that are more readily accepted by consumers or cost less than the products incorporating our technology, then a significant consumer demand for our products may not develop and we may not be able to achieve significant revenues or profitability.

Because we are significantly smaller than the majority of our national competitors we may lack the financial resources needed to capture market share.

The market in which we intend to operate is dominated by several large firms with established products, and our success will be dependant upon acceptance of our products by the market as reliable, safe and cost-effective power solutions. It may be difficult or impossible for us to achieve such acceptance of our products in view of competitive market conditions. Many of our competitors have substantial financial resources, customer bases, manufacturing, marketing and sales capabilities, and businesses or other resources, which give them significant competitive advantages over us. Thus it is likely that they will be quicker to market than we will, with products that will compete with our products, should our products be successfully approved and commercialized. Moreover, even if we successfully brings our products to market ahead of our projected competitors, established competitors may be able to quickly bring products to market that would compete. In addition, the market is subject to constant introduction of new products and designs. Market acceptance of our products may be influenced by new products or technologies that come to market, which could render our products obsolete or prohibitively expensive. If we are unable to address these matters, or any of them, then our products may not be able to compete in the marketplace with products offered by competitors and we may not be able to achieve significant revenues or profitability.

Because we may not be able to obtain patents for the devices we are currently researching, we may not be able to protect our intellectual property rights.

Our success will depend in part on whether we can obtain additional patent protection for our products and processes, preserve trade secrets and proprietary technology and operate without infringing upon patent or other proprietary rights of third parties. We cannot provide any assurance that any of our existing licensed patents will not be challenged or that we will be able to achieve any future patent protection for our technology. Established companies in our industry generally are aggressive in attempts to block new entrants to their markets, and may allege that our products, if successfully developed, interfere with the intellectual property rights of these companies. Our success will depend on our products not infringing patents that belong to others. Furthermore, the validity and breadth of claims in our licensed technology patents involve complex legal and factual questions and, therefore, are highly uncertain. Even if the we are successful in obtaining additional patents for our technology there can be no assurance that we will be able to successfully assert our patents against competing products.

Moreover, our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Particularly, we cannot assure you that any of our pending or future patent applications will be issued with the breadth of claim coverage sought by us, if issued at all.

In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.

We may be involved in intellectual property litigation that causes us to incur significant expenses or prevents us from selling our products.

We may become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others or commence lawsuits against others who we believe are infringing upon our rights. Our involvement in intellectual property litigation could result in significant expense to us, adversely affecting the development of sales of the challenged product or intellectual property and diverting the efforts of our technical and management personnel, whether or not such litigation is resolved in our favour. In the event of an adverse outcome as a defendant in any such litigation, we may, among other things, be required to: pay substantial damages; cease the development, manufacture, use, sale or importation of products that infringe upon other patented intellectual property; expend significant resources to develop or acquire non-infringing intellectual property; discontinue processes incorporating infringing technology; or obtain licenses to the infringing intellectual property, any of which could have a material adverse effect on our business and financial results.

We are dependent on third party suppliers for the supply of key materials and components for our products.

We have established relationships with third party suppliers, upon whom we rely to provide materials and components for our products. A supplier's failure to supply materials or components in a timely manner, or to supply materials and components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources for these materials and components in a timely manner or on terms acceptable to us, could harm our ability to manufacture our products. To the extent that the processes which our suppliers use to manufacture the materials and components are proprietary, we may be unable to obtain comparable materials or components from alternative suppliers, and that could adversely affect our ability to produce viable fuel cell products at a reasonable price or significantly raise our cost of producing such products. In addition, zinc is a key component of our fuel cells. While we do not anticipate significant near or long term shortages in the supply of zinc, increases in the price of zinc could adversely affect our ability to produce commercially viable fuel cell products, or significantly raise our cost of producing such products.

We anticipate that we will be dependent upon external OEMs to purchase certain of our products.

To be commercially useful, most of our fuel cell products must be integrated into products manufactured by OEMs. We can offer no guarantee that OEMs will manufacture appropriate products or, if they do manufacture such products, that they will choose to use our fuel cell products. Any integration, design, manufacturing or marketing problems encountered by OEMs could materially adversely affect our ability to achieve commercialization of products incorporating our ZAFC fuel cell technology.

Because product liability is inherent in the Company's industry and insurance is expensive and difficult to obtain, the Company may be exposed to large lawsuits.

Our business exposes us to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of its proposed products. While we will take precautions that we deem to be appropriate to avoid product liability suits against us, there can be no assurance that we will be able to avoid significant product liability exposure. Product liability insurance for our industry is generally expensive, to the extent it is available at all. We have not yet sought to obtain product liability coverage. We intend to obtain such coverage when it is apparent that our products will be marketable. There can be no assurance that it will be able to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful product liability claim brought against us may exceed any insurance coverage secured by us and could require us to pay a judgement or settlement amount that is substantial in terms of our available financial and capital resources.

Regulatory changes could hurt the market for products incorporating our ZAFC fuel cell technology.

Changes in existing government regulations and the emergence of new regulations with respect to fuel cell products may hurt the market for our products. Environmental laws and regulations in the U.S. (particularly in California) and other countries have driven interest in fuel cell systems; and the deregulation of the electric utility industry in the U.S. and elsewhere has created market opportunities for fuel cell products in the portable, stationary, light mobility and transportation markets. We cannot guarantee that these laws and policies will not change. Changes in these laws and other laws and policies or the failure of these laws and policies to become more widespread could result in manufacturers abandoning their interest in fuel cell products or favouring alternative technologies. In addition, as fuel cell products are introduced into our target markets, the U.S. and other governments may impose burdensome requirements and restrictions on the use of fuel cells that could reduce or eliminate demand for some or all of our products. Accordingly, changes in government regulation could reduce demand for products incorporating our ZAFC fuel cell technology.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies. The Sarbanes-Oxley Act of 2002 ("SOX") has resulted in a series of rules and regulations by the Securities and Exchange Commission (the "SEC") that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes together with the risks associated with our business may deter qualified individuals from accepting these roles.

We will be required to evaluate our internal controls over financial reporting under Section 404 of SOX, which could result in a loss of investor confidence in our financial reports and have an adverse effect on the price of our shares of common stock.

Pursuant to Section 404 of SOX, we expect that beginning with our annual report on Form 10-KSB for the year ended September 30, 2007, we will be required to furnish a report by management on our internal controls over financial reporting. Such report will contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. Such report must also contain a statement that our auditors have issued an attestation report on our management's assessment of such internal controls. Public Company Accounting Oversight Board Auditing Standard No. 2 provides the professional standards and related performance guidance for auditors to attest to, and report on, our management's assessment of the effectiveness of internal control over financial reporting under Section 404.

We cannot be certain that we will be able to complete our evaluation of our internal controls, testing and any required remediation in a timely fashion once we become subject to the requirements mandated by Section 404 of the SOX. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that such internal control is effective. If we are unable to assert that our internal control over financial reporting is effective as of September 30, 2007 (or if our auditors are unable to attest that our management's report is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which may have a material adverse effect on our stock price.

Failure to comply with the new rules may also make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified personnel to serve on our board of directors, on committees of our board of directors, or as executive officers.

Risks Related To This Offering

Sales of a substantial number of our common shares into the public market by any selling shareholders will dilute your interest and may result in significant downward pressure on the price of our common shares, which could affect the ability of our shareholders to realize the current trading price of our common shares. In addition, a decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 43,000,646 common shares of common shares issued and outstanding as of June 27, 2006. When the registration statement of which this prospectus forms a part becomes effective, the selling shareholders may be reselling up to 2,000,000 common shares of our common stock. As a result, a substantial number of our common shares may be available for resale subject to any vesting provisions contained in the individual stock option agreements, which could have an adverse effect on the price of our common stock. The issuance of any such common shares may also result in a reduction of the book value of the outstanding common shares of our common stock, as well as a reduction in the proportionate ownership and voting power of all other shareholders.

Any significant downward pressure on the price of our common stock as the selling shareholders sell the common shares of our common stock could encourage short sales by the selling shareholders or others. Any such short sales could place further downward pressure on the price of our common stock.

A prolonged decline in the price of our common stock could have a negative impact on our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common shares could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future could force us to reallocate funds from other planned uses and have a significant negative effect on our business plans and operations.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our shareholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the National Association of Securities Dealers. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the company's operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, you may have difficulty reselling any of the shares you purchase from the selling shareholders.

Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a shareholder's ability to buy and sell our stock.

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a shareholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the NASD (National Association of Securities Dealers Inc.) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our common shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are and will be incorporated by reference into this prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of testing and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration activities, including test mining activities, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined below, and, from time to time, in other reports we file with the SEC. These factors may cause our actual results to differ materially from any forward-looking statement. We disclaim any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholders pursuant to this prospectus. All of the 2,000,000 common shares which may be offered pursuant to this reoffer prospectus underlie stock options granted under our 2006 Stock Incentive Plan. We will receive proceeds from the exercise of these outstanding stock options upon their exercise based on the exercise price of $0.65 per common share. If all stock options were exercised, we would receive aggregate proceeds of $1,300,000. All proceeds, if any, from the exercise of these future options will be added to our working capital.

The selling shareholders will receive all proceeds from the sales of these common shares, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their common shares).

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus (the "Selling Shareholders") are offering all of the 2,000,000 shares offered through this prospectus. The common shares are comprised of 2,000,000 shares that may be sold pursuant to the exercise of stock options granted to the selling shareholders pursuant to our 2006 Stock Incentive Plan.

A total of 4,000,000 common shares of common stock have been reserved for issuance under all awards that may be granted under our 2006 Stock Incentive Plan. "Eligible Participants" who are entitled to participate in the 2006 Stock Incentive Plan consist of employees, directors and consultants of (a) our company or (b) any of the following entities: (i) any "parent corporation" as defined in section 424(e) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) any "subsidiary corporation" as defined in section 424(f) of the Code; or (iii) any business, corporation, partnership, limited liability company or other entity in which our company, a parent corporation or a subsidiary corporation holds a substantial ownership interest, directly or indirectly.

If, subsequent to the date of this reoffer prospectus, we grant any further awards under the 2006 Stock Incentive Plan to any Eligible Participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of June 27, 2006, information regarding the beneficial ownership of our common shares held by each of the selling shareholders, including:

    the number of common shares owned by each selling shareholder prior to this offering;

    the total number of common shares that are to be offered by each selling shareholder;

    the total number of common shares that will be owned by each selling shareholder upon completion of the offering;

    the percentage owned by each selling shareholder; and

    the identity of the beneficial holder of any entity that owns the common shares.

Information with respect to beneficial ownership is based upon information obtained from the selling shareholders. Information with respect to "Shares Beneficially Owned Prior to the Offering" includes the shares issuable upon exercise of the stock options held by the selling shareholders as these options are exercisable within 60 days of August 20, 2006. The "Number of Shares Being Offered" includes the common shares that may be acquired by the selling shareholders pursuant to the exercise of stock options granted to the selling shareholders pursuant to our 2006 Stock Incentive Plan. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling shareholders. Except as described below and to our knowledge, the named selling shareholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

Because the selling shareholders may offer all or part of the common shares currently owned or the common shares received upon exercise of the options, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of options that will be held upon termination of this offering. The common shares currently owned and the common shares received upon exercise of the options offered by this reoffer prospectus may be offered from time to time by the selling shareholders named below.

	Shares Beneficially Owned Prior To This Offering(1)		Number of Shares Being Offered	Shares Beneficially Owned Upon Completion of the Offering(1)
Name of Selling Shareholder	Number	Percent(2)		Number	Percent(2)
H. Dean Haley Executive Chairman, Chief Operating Officer and a director	7,581,577(3)	17.55%	200,000(3)	7,381,577	17.09%
Remy Kozak President, Chief Executive Officer, Principal Executive Officer and Vice-President Corporate Developments	600,000(4)	1.38%	600,000(4)	Nil	Nil%
Stephen Harrison(5) Director	100,000(5)	0.23%	100,000(5)	Nil	Nil%

	Shares Beneficially Owned Prior To This Offering(1)		Number of Shares Being Offered	Shares Beneficially Owned Upon Completion of the Offering(1)
Name of Selling Shareholder	Number	Percent(2)		Number	Percent(2)
William J. Potter Director	100,000(6)	0.23%	100,000(6)	Nil	Nil%
Paul D. Brock Director	550,000(7)	1.27%	100,000(7)	450,000	1.04%
Donald Ceci Vice-President Sales and Marketing	200,000(8)	0.46%	200,000(8)	Nil	Nil%
Donald M. Prest Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer	715,000(9)	1.66%	200,000(9)	515,000(9)	1.19%
Stephen Williams Past President, Chief Executive Officer, Principal Accounting Officer and a director	500,000(10)	1.15%	500,000	Nil	Nil%
Totals:	10,246,577	19.99%	2,000,000	8,246,577	18.33%

        Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of common shares actually outstanding on June 27, 2006.

        Applicable percentage of ownership is based on 43,000,646 common shares outstanding as of June 27, 2006.

        Of these common shares, 7,381,577 are held by HDH Group, LLC, a company controlled by Mr. Haley. Includes 200,000 common shares issuable upon vested and vesting stock options under our 2006 Stock Incentive Plan. On April 1, 2006, Mr. Haley was granted options to acquire up to 200,000 common shares at an exercise price of $0.65 per common share exercisable for a period of two years, of which 50% vested immediately and 25% every three month period thereafter commencing on the date of Mr. Haley's original employment arrangement with our company.

        Includes 600,000 common shares issuable upon vested and vesting stock options under our 2006 Stock Incentive Plan. On April 1, 2006, Mr. Kozak was granted options to acquire up to 400,000 common shares at an exercise price of $0.65 per common share exercisable for a period of two years, of which one-half vested immediately and one-twelfth every month thereafter commencing on the date of Mr. Kozak's original employment arrangement with our company. On June 15, 2006, Mr. Kozak was allocated a further option to acquire up to an additional 200,000 common shares, again at an exercise price of $0.65 per share exercisable for a period of two years, which option vests on August 28, 2006, in conjunction with his role as our company's Chief Executive Officer.

        Stephen Harrison is a shareholder and director of Aurora Gold Energy Limited (formerly named Power Air Dynamics Limited), which owns 14,693,423 common shares of our company. Mr. Harrison disclaims beneficial ownership over these common shares as voting and dispositive power in these shares resides with such corporation. This amount represents 100,000 common shares issuable upon vested and vesting stock options under our 2006 Stock Incentive Plan. On April 1, 2006, Mr. Harrison was granted options to acquire up to 100,000 common shares at an exercise price of $0.65 per common share exercisable for a period of two years, of which 25% vested immediately and 25% every three month period thereafter.

        Includes 100,000 common shares issuable upon vested and vesting stock options under our 2006 Stock Incentive Plan. On April 1, 2006, Mr. Potter was granted options to acquire up to 100,000 common shares at an exercise price of $0.65 per common share exercisable for a period of two years, of which 25% vested immediately and 25% every three month period thereafter..

        Includes 100,000 common shares issuable upon vested and vesting stock options under our 2006 Stock Incentive Plan. On April 1, 2006, Mr. Brock was granted options to acquire up to 100,000 common shares at an exercise price of $0.65 per common share exercisable for a period of two years, of which 25% vested immediately and 25% every three month period thereafter.

        Includes 200,000 common shares issuable upon vested and vesting stock options under our 2006 Stock Incentive Plan. On April 1, 2006, Mr. Ceci was granted options to acquire up to 200,000 common shares at an exercise price of $0.65 per common share exercisable for a period of two years, of which one-half vested immediately and one-twelfth every month thereafter.

        Includes 200,000 shares common issuable upon vested and vesting stock options under our 2006 Stock Incentive Plan. On April 1, 2006, Mr. Prest was granted options to acquire up to 200,000 common shares at an exercise price of $0.65 per common share exercisable for a period of two years, of which 25% vested immediately and 25% every three month period thereafter.

        Includes 500,000 shares issuable upon vested stock options under our 2006 Stock Incentive Plan. On April 1, 2006, Mr. Williams was granted options to acquire up to 500,000 common shares at an exercise price of $0.65 per common share exercisable for a period of two years, all of which were vested at that time.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

PLAN OF DISTRIBUTION

Timing of Sales

Our 2006 Stock Incentive Plan is subject to approval by the stockholders of our company within twelve months from the date the Plan was adopted by our company's Board of Directors. The administrator under the Plan may grant awards under the Plan prior to approval by the stockholders, but until such approval is obtained, no such award may be exercised and any common stock issued directly to an eligible participant in our Plan will be subject to contractual restrictions on resale until such approval has been obtained. In the event that stockholder approval is not obtained within the twelve month period, all awards previously granted under the Plan will be cancelled, and we will file a post-effective amendment to our registration statement on Form S-8 to deregister the shares of common stock issued or issuable pursuant to awards granted under Plan. Our stockholders will be asked to approve the 2006 Stock Incentive Plan at our next annual general meeting which is anticipated to be held in the first quarter of 2007.

Subject to the foregoing, the selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

    the market price prevailing at the time of sale;

    a price related to such prevailing market price; or

    such other price as the selling shareholders determine from time to time.

There is currently a limited market for shares of our company's common stock and we cannot be certain that an active market will develop.

Manner of Sale

The common shares may be sold by means of one or more of the following methods:

    a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

    purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

    ordinary brokerage transactions in which the broker solicits purchasers;

    through options, swaps or derivatives;

    in transactions to cover short sales;

    privately negotiated transactions; or

    in a combination of any of the above methods.

The selling shareholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling shareholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling shareholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling shareholder must comply with applicable law and, among other things:

    may not engage in any stabilization activities in connection with our common stock;

    may not cover short sales by purchasing shares while the distribution is taking place; and

    may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "institutional accredited investors." The term "institutional accredited investor" refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $10,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

EXPERTS

Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon for us by Lang Michener LLP, of Vancouver, British Columbia.

The audited consolidated financial statements included in this prospectus and registration statement have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, and Armanino McKenna LLP, each of which is an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere in this prospectus. These financial statements are included in reliance upon the authority of each said firm as an expert in auditing and accounting.

INTERESTS OF EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on September 30, 2005, other than those changes that have been described in our Quarterly Reports on Form 10-QSB and our Current Reports on Form 8-K that we have filed with the SEC. See below under "Where You Can Find More Information" for an explanation of where you can view our filings with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including all filings made pursuant to the Exchange Act after the initial filing of the registration statement that contains this prospectus and before the termination of the offering of our common shares pursuant to this prospectus:

    our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 as filed with the SEC on January 17, 2006;

    our Quarterly Report on Form 10-QSB for the quarter year ended December 31, 2005 as filed with the SEC on February 10, 2006;

    our Quarterly Report on Form 10-QSB for the quarter year ended March 31, 2006 as filed with the SEC on May 15, 2006;

    our Current Report on Form 8-K as filed with the SEC on May 31, 2006; and

    the description of our common stock which is contained in Part II to the Registration Statement on Form S-8 filed with the SEC in relation to this prospectus, including all amendments and reports filed for the purpose of updating such description.

The information about us that is contained in this prospectus is not comprehensive and you should also read the information in the documents incorporated by reference into this prospectus. Information that we file later with the SEC and that is incorporated by reference into this prospectus will automatically update and supersede information in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon oral or written request at no expense to the requester. Any request for this information shall be directed to Mr. Donald M. Prest, our corporate secretary, at the following address and phone number:

Mr. Remy Kozak, President and CEO
4777 Bennett Drive, Suite E, Livermore, California 94550; telephone: (925) 960-8777

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any material that we file with the SEC at the public reference room of the SEC at 100 Fifth Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding issuers that file electronically with the SEC. This prospectus is part of a registration statement on Form S-8 that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities offered, including certain exhibits. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Internet site.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any supplement that we have referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

__________

POWER AIR CORPORATION

2,000,000,Shares of Common Stock to be Offered and Sold by Selling Shareholders

June 27, 2006

____________________________________

REOFFER PROSPECTUS

____________________________________

_____________________________________________________________________________________

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this reoffer prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by Power Air. This reoffer prospectus does not constitute an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this reoffer prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of Power Air or that the information contained herein is correct as of any time subsequent to the date of this reoffer prospectus. However, in the event of a material change, this reoffer prospectus will be amended or supplemented accordingly.

 _____________________________________________________________________________________

__________

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.            Incorporation of Documents by Reference.

The following documents filed by the Registrant with the United States Securities and Exchange Commission (the "SEC") are incorporated into this Registration Statement by reference:

    our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 as filed with the SEC on January 17, 2006;

    our Quarterly Report on Form 10-QSB for the quarter year ended December 31, 2005 as filed with the SEC on February 10, 2006;

    our Quarterly Report on Form 10-QSB for the quarter year ended March 31, 2006 as filed with the SEC on May 15, 2006;

    our Current Report on Form 8-K as filed with the SEC on May 31, 2006; and

    the description of our common stock which is contained in this Part II, including all amendments and reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 100 Fifth Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http://www.sec.gov.

Item 4.            Description of Securities.

Our authorized capital stock consists of 375,000,000 common shares of common stock at a par value of $0.001 per share. As of June 27, 2006, there were 43,000,646 common shares of our common stock issued and outstanding.

Holders of our common stock are entitled to one vote for each common share held on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of our common shares of common stock voting for the election of directors can elect all of the directors. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Articles of Incorporation. A vote by the holders of a majority of our outstanding common shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from available funds. The payment of dividends is at the discretion of our Board of Directors. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up, each outstanding common share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Item 5.            Interests of Named Experts and Counsel.

No expert or counsel named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant, nor was any such person connected with the Registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Item 6.            Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS"), our articles of incorporation and our bylaws.

Nevada Revised Statutes

Section 78.7502 of the NRS provides as follows:

    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

    To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

    Section 78.751 of the NRS provides as follows:

      Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

        By the stockholders;

        By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

        If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

        If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

      The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

        Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

        Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Articles of Incorporation

Our articles of incorporation do not limit the automatic director immunity from liability under the NRS.

Our articles of incorporation further provide that, to the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

    acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

    the payment of distributions in violation of NRS 78.300, as amended.

Our articles of incorporation further provide that:

    we will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding; and

    we will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

    such indemnification is expressly required to be made by law;

    the proceeding was authorized by our Board of Directors;

    such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

    such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Opinion of the SEC

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Item 7.            Exemption from Registration Claimed.

Not applicable.

Item 8.            Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

Exhibit Number	Description of Exhibit
4.1	2006 Stock Incentive Plan(1)
5.1	Legal Opinion of Lang Michener LLP(1)
23.1	Consent of Dale Matheson Carr-Hilton LaBonte(1)
23.2	Consent of Armanino McKenna LLP(1)
23.3	Consent of Lang Michener LLP(2)
24.1	Power of Attorney (Included in Signature Page)

            Filed as an exhibit to this Registration Statement on Form S-8.

            Included in Exhibit 5.1 to this Registration Statement.

Item 9.            Undertakings.

The undersigned Registrant hereby undertakes:

1.         to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

    to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the United States Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    to include any material information with respect to the plan of distribution,

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934, as amended;

2.         that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.         to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering; and

4.         for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

        any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

        the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

        any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Power Air Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, on the 27th day of June, 2006.

POWER AIR CORPORATION By: /s/ Remy Kozak Remy Kozak President, Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Remy Kozak, President and Chief Executive Officer, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.
Signature	Title	Date
/s/ Remy Kozak _____________________________ Remy Kozak	President, Chief Executive Officer and Principal Executive Officer	June 27, 2006
/s/ H. Dean Haley _____________________________ H. Dean Haley	Executive Chairman, Chief Operating Officer and a director	June 27, 2006
/s/ Donald M. Prest _____________________________ Donald M. Prest	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer	June 27, 2006
/s/ Stephen Harrison _____________________________ Stephen Harrison	Director	June 27, 2006
/s/ William J. Potter _____________________________ William J. Potter	Director	June 27, 2006

/s/ Paul D. Brock _____________________________ Paul D. Brock	Director	June 27, 2006

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